UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2024

The Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51018

Delaware	23-3016517
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

409 Silverside Road

Wilmington, DE 19809

(Address of principal executive offices, including zip code)

302-385-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	TBBK	Nasdaq Global Select

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

[_] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2024, the Board of Directors (the “Board”) of The Bancorp, Inc. (the “Company”) appointed Todd J. Brockman as a director of the Board, effective October 1, 2024, for an initial term expiring at the 2025 annual meeting of stockholders or until his successor shall have been duly elected and qualified. The Company previously disclosed its plan to reduce the size of the Board from ten (10) to nine (9) directors, effective October 1, 2024, due to director Michael J. Bradley’s notice of retirement and resignation, dated July 19, 2024, to be effective as of September 30, 2024. With Mr. Brockman’s appointment to the Board, the size of the Board will now remain at ten (10) directors as of October 1, 2024.

Mr. Brockman has over 25 years of experience as a senior executive in the payments and financial technology industry. From 2010 to 2023, Mr. Brockman served as SVP, General Manager of Visa DPS, one of the largest issuer processors in the world. In 2021, Mr. Brockman was elevated to SVP, Global Head of Issuing Solutions for Visa Inc. and General Manager of Visa DPS, serving in that capacity until his retirement in July 2023. Mr. Brockman has also held various other leadership roles in the industry, including President of Galileo Processing, Inc. from 2008 to 2010 and Global Head of Prepaid at Visa Inc. from 2001 to 2008. Mr. Brockman holds a Bachelor of Arts degree from University of California Berkeley and a Master of Business Administration degree from University of California Davis Graduate School of Management.

At this time, Mr. Brockman has not been named to serve on any committee of the Board, and the Board has not identified any committee to which he is expected to be appointed. Mr. Brockman will be entitled to the Company’s standard compensation for non-employee directors, including board fees and eligibility to receive stock-based awards and other compensation paid to directors. There are no family relationships between Mr. Brockman and any director, executive officer or person nominated by the Company to become a director or executive officer, there are no arrangements or understandings between Mr. Brockman and any other persons pursuant to which Mr. Brockman was selected as a director, and there are no transactions between Mr. Brockman or any of his immediate family members, on the one hand, and the Company or any of its subsidiaries, on the other, that would be required to be reported under Item 404(a) of Regulation S-K as of this date.

On August 28, 2024, the Company issued a press release regarding Mr. Brockman’s appointment. A copy of this press release is furnished with this report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2024	THE BANCORP, INC.

	By:	/s/ Paul Frenkiel
	Name:	Paul Frenkiel
	Title:	Chief Financial Officer and Secretary